EXHIBIT 32.02

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Gabriel A. Morris, certify that (i) the Form 10-K for the year ended December 31, 2019 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: March 27, 2020	THE CAMPBELL FUND TRUST
By: Campbell & Company, LP, Managing Operator

	By:	/s/ Gabriel A. Morris
Gabriel A. Morris
Chief Operating Officer